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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 6, 2000



                               MET-PRO CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




        DELAWARE                       001-07763                 23-1683282
(STATE OR OTHER JURISDICTION           (COMMISSION              (IRS EMPLOYER
   OF INCORPORATION)                  FILE NUMBER)           IDENTIFICATION NO.)



160 CASSELL ROAD, HARLEYSVILLE, PA                                 19438
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (215)723-6751


















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ITEM 5.           OTHER EVENTS.


     On January 6, 2000, the Board of Directors of Met-Pro Corporation (the "Company") authorized and declared a dividend distribution of one Common Stock Purchase Right (a "Right") for each outstanding share of common stock of the Company (the "Common Stock"), to stockholders of record at the close of business on January 14, 2000 (the "Record Date"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of January 6, 2000 (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent").

     The summary description of the Rights set out below is not complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is incorporated herein by reference.

     Each Right, when exercisable, entitles the registered holder to purchase from the Company one share of Common Stock at a Purchase Price of $50.00 per share, subject to adjustment.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. A Distribution Date will occur and the Rights will separate from the Common Stock upon the earlier of: (i) the first business day following a public announcement that an Acquiring Person has acquired beneficial ownership of 15% or more of the shares of Common Stock then outstanding (the "Stock Acquisition Date"), or (ii) the first business day following the commencement of, or the public announcement of the intent to commence, a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued on or after January 14, 2000 will be deemed to be issued with Rights and will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 14, 2010, unless earlier redeemed by the Company as described below. At no time will the Rights have any voting power.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that an Acquiring Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon payment of the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities

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of the  Company)  having a value  (based  on a formula  set forth in the  Rights
Agreement) equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph (the "Flip-in Event"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person (or by certain related parties) shall be null and void.

     For example, each Right not owned by an Acquiring Person (or by certain related parties of such Acquiring Person) would entitle its holder, following a Flip-in Event, to purchase $100.00 worth of Common Stock (or other securities or consideration, as provided for by the Rights Agreement) determined pursuant to a formula set forth in the Rights Agreement, for $50.00.

     The term "Acquiring Person" is defined generally in the Rights Agreement as any person who or which, together with all Affiliates and Associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended) of such person shall be the Beneficial Owner (as defined in the Rights Agreement) of 15% or more of the Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to 15% or more of the Common Stock of the Company then outstanding; provided, however, that if a person shall become the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding by reason of the Company's purchases of its own shares and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Stock of the Company, then such person shall be deemed to be an "Acquiring Person."

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which it is the surviving corporation but its Common Stock is changed or exchanged, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall have the right to receive, upon payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the Purchase Price. The events set forth in this paragraph and the Flip-in Event described in the third preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, forward or reverse stock split, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly or other periodic or other cash dividends out of the earnings or retained earnings of the Company or, following the Distribution Date, a dividend not out of the earnings or retained earnings of the Company unless the Board at such time shall determine not to

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include such a dividend within the exception provided for by this parenthetical)
or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no anti-dilution adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

     At any time until any Person shall become an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price. The Board may also redeem the Rights under certain other circumstances.


         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of Common Stock (or other consideration) of the Company or for shares of common stock of the acquiring company as set forth above, or are redeemed as provided above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in its sole discretion prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person or an affiliate or associate thereof), to shorten or lengthen any time period under the Rights Agreement, or to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision therein; provided, however, that any amendment to lengthen the time period is for the purpose of enhancing, protecting or clarifying the rights and/or benefits of Rights holders and that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     The Rights Agreement, dated as of January 6, 2000, between the Company and American Stock Transfer & Trust Company, as Rights Agent, specifying the term of the Rights is included as an Exhibit to this filing and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit, and in the event of any conflict between the description herein and the terms of the Rights Agreement, the Rights Agreement shall govern and prevail.


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Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C) EXHIBITS

                    4.1 Rights Agreement, dated as of January 6, 2000, between Met-Pro Corporation and American Stock Transfer & Trust Company, as Rights Agent, together with Exhibit A thereto, the form of Rights Certificate, and Exhibit B thereto, the Summary of Rights to Purchase Common Stock


                    99.1 Press Release dated January 7, 2000


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATE: January 7, 2000
                                                MET-PRO CORPORATION



                                                BY:/s/ William L. Kacin
                                                  -------------------------
                                                WILLIAM L. KACIN, CHAIRMAN, CEO
                                                AND PRESIDENT















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